EXHIBIT 10.14(b)

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, dated March 11, 2013 (the “Amendment”), to the employment agreement, dated October 25, 2012 (the “Agreement”), by and between Relypsa, Inc. (the “Company”) and Gerrit Klaerner (the “Executive”). Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth to clarify the parties intent regarding the vesting of the Additional Options approved pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, as amended, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The third sentence of Section 3.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

Each of the Additional Options shall have an exercise price equal to the fair market value of a share of Company common stock on the date of grant, and, subject to your continued employment as of each applicable vesting date described below, the Additional Options shall vest as follows: (i) if the FDA accepts the Company’s filing of a new drug application for RLY5016 on or prior to December 31, 2013, (x) fifty percent (50%) of the Additional Options shall immediately vest upon such acceptance by the FDA, and (y) the balance of the Additional Options shall vest ratably on a straight-line, monthly basis (i.e. as of the last day of each subsequent month) until the fourth anniversary of the date of grant, and (ii) if the Company’s new drug application for RLY5016 is not accepted by the FDA on or before December 31, 2013, (x) twenty-five percent (25%) of the Additional Options shall vest on December 31, 2013, and (y) the balance of the Additional Options shall vest ratably on a straight-line, monthly basis (i.e. as of the last day of each subsequent month) until the fourth anniversary of the date of grant.

2. The Agreement, as amended by this Amendment, and the Exhibits thereto, contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

3. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of California.

4. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by them or their duly authorized representatives as of the date first written above.

Relypsa, Inc.

By:	/s/ Ronald A. Krasnow
Ronald A. Krasnow
Senior Vice President, General Counsel and Secretary

Executive

/s/ Gerrit Klaerner
Gerrit Klaerner

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